EXHIBIT 99.1

Sontra Receives FDA 510(k) Clearance to Market the SonoPrep(R) Skin Permeation Device

FRANKLIN, Mass., Feb. 6 — Sontra Medical Corporation (Nasdaq SC: SONT) reported today that it has received 510(k) marketing clearance from the U.S. Food and Drug Administration (FDA) to market the SonoPrep ultrasonic skin permeation device and electrode system for use in electrophysiology testing. The SonoPrep device applies low frequency ultrasound to a patient’s skin for approximately 15 seconds to create imperceptible, reversible micro-channels through the stratum corneum. The skin permeation effect lasts for 24 hours and improves electrical conductivity (low skin impedance) during electrophysiology testing. SonoPrep increases skin permeability 100 fold versus untreated skin and the technology will enable further development of our transdermal drug delivery and non-invasive diagnostic products.

“We are very pleased to have received our first clearance from the FDA for our SonoPrep skin permeation technology,” said Dr. Thomas W. Davison, Sontra’s President and Chief Executive Officer. During 2004, our primary focus is to launch SonoPrep for rapid skin anesthesia, develop the Symphony non-invasive glucose monitor with Bayer Diagnostics and expand our drug delivery opportunity by investigating transdermal vaccine and pain management products. In addition, we will continue to explore market opportunities for SonoPrep in electrophysiology modalities where the SonoPrep technology can add value.”

In December 2003, Sontra completed a clinical study in patients undergoing IV therapy that demonstrated rapid skin anesthesia from 4% lidocaine was achieved in five minutes following a SonoPrep skin treatment. Existing topical lidocaine products require up to a 60 minute waiting period before anesthesia is achieved. The Company expects to launch the SonoPrep device and a procedure tray into the $100 million topical anesthetic market by the end of second quarter of 2004, assuming FDA 510(k) clearance for this new indication.

About Sontra Medical Corporation (www.sontra.com)

Sontra Medical Corporation is the pioneer of SonoPrep, a non-invasive ultrasound-mediated skin permeation technology that enables transdermal diagnosis and drug delivery. Sontra’s products under development include: the Symphony Diabetes Management System for continuous non-invasive glucose monitoring that is being co-developed with Bayer Diagnostics; a rapid onset (less than 5 minutes) topical anesthetic delivery system and the use of SonoPrep for the transdermal delivery of large molecule drugs and biopharmaceuticals.

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected benefits and market opportunity of the SonoPrep device and technology, and the expected timing of the commercial availability of the SonoPrep device and lidocaine procedure tray. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: adverse results in product development, clinical trials and commercialization efforts; failure to obtain and maintain patent protection for discoveries; commercial limitations imposed by patents owned or controlled by third parties; dependence upon strategic partners to develop and commercialize products based on our work; difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts; the commercial success of products; and the requirement for substantial funding to conduct research and development and to expand commercialization activities. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Sontra’s filings with the Securities and Exchange Commission, including Sontra’s most recent Quarterly Report on Form 10-QSB. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contact:

  Sean Moran, CFO

  Sontra Medical Corporation

  (Tel):508-553-8850